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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



  Date of Report (Date of earliest event reported): July 26, 2000 (January 31,
                                     2000)


                              DeVlieg-Bullard, Inc.
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             (Exact Name of Registrant as Specified in its Charter)




            Delaware                        0-18198              62-1270573
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     (State or Other Jurisdiction         (Commission          (I.R.S. Employer
      of Incorporation)                   File Number)       Identification No.)


10100 Forrest Hills Road, Rockford, Illinois                          61115
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        (Address of Principal Executive Offices)                  (Zip Code)


       Registrant's telephone number, including area code: (815) 282-4100


                                 Not Applicable
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          (Former Name or Former Address, if Changed Since Last Report)




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ITEM 5.           OTHER EVENTS.
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         As previously reported, DeVlieg-Bullard, Inc. (the "Company") filed a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code on July 15, 1999. The Company has filed monthly operating reports for the following periods: (i) January 1, 2000 to January 31, 2000, (ii) February 1, 2000 to February 29, 2000, (iii) March 1, 2000 to March 31, 2000, (iv) April 1, 2000 to April 30, 2000, and (v) May 1, 2000 to May 31, 2000 (collectively, the "Operating Reports") with the United States Bankruptcy Court for the Northern District of Ohio, copies of portions of which are attached hereto as Exhibits 99.1, 99.2, 99.3, 99.4 and 99.5.

         The Company cautions investors or potential investors not to place undue reliance upon the information contained therein. The Operating Reports contain unaudited information, and each is in a format prescribed by the applicable bankruptcy laws. There can be no assurance that, from the perspective of an investor or potential investor in the Company's securities, the Operating Reports are complete. The Operating Reports also contain information for periods which may be shorter or otherwise different from those required in the Company's reports pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Such information may not be indicative of the Company's financial condition or operating results for the periods reflected in the Company's financial or operating results for the periods which would be reflected in the Company's financial statements or in its reports pursuant to the Exchange Act. Moreover, the Operating Reports and other communications from the Company may include forward-looking statements subject to various assumptions regarding the Company's operating performance that may not be realized and subject to significant business, economic and competitive uncertainties and contingencies, including those described in this report, many of which are beyond the Company's control. Consequently, such matters should not be regarded as a representation or warranty by the Company that such matters will be realized or are indicative of the Company's financial condition or operating results for future periods. Actual results for such periods may differ materially from the information contained in the Operating Reports, and the Company undertakes no obligations to update or revise such Operating Reports.

         On June 8, 2000, the Company entered into a definitive asset purchase agreement to sell substantially all of its assets to KPS Special Situations Fund, LP ("KPS"). On June 9, 2000, the Company requested the approval of the Bankruptcy Court and mailed the notice attached hereto as Exhibit 99.7 to all equity security holders. On June 27, 2000, the Bankruptcy Court approved the sale to KPS, which closed on June 29, 2000.

         The sale to KPS provided the Company with cash in the amount of more than $18 million, a one year unsecured note of $1 million and a seven year unsecured subordinated note of $11.75 million. The majority of the cash was used to pay the Company's senior secured lender pursuant to an order of the Bankruptcy Court. The Company anticipates that certain of the remaining cash (which totals approximately $2 million) will be used to pay other secured creditors and past-due administrative claims, and that the balance of the cash, if any, and the first proceeds of the notes will be used to pay unsecured creditors entitled to priority under the Bankruptcy Code. The remaining


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proceeds of the notes, if any, are expected to be used to pay general unsecured creditors. It is not anticipated that any funds will be available for payment to equity security holders. All such payments, other than ordinary course payments, will be made pursuant to order of the Bankruptcy Court and/or pursuant to a confirmed plan of reorganization.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         99.1     Portions of Operating Report for the month ended
                  January 31, 2000

         99.2     Portions of Operating Report for the month ended
                  February 29, 2000

         99.3     Portions of Operating Report for the month ended
                  March 31, 2000

         99.4     Portions of Operating Report for the month ended
                  April 30, 2000

         99.5     Portions of Operating Report for the month ended May
                  31, 2000

         99.6 Asset Purchase Agreement dated as of June 8, 2000 by and between the Company and KPS Special Situations Fund LP.

         99.7 Notice of Debtor's Motion for an Order (A) Authorizing the Sale of Substantially All of Its Assets Free and Clear of Liens, Claims, Encumbrances and Interests and (B) Authorizing Assumption and Assignment of Certain Contracts and Leases and Rejection of Others, and Hearing Thereon



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                              SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     DEVLIEG-BULLARD, INC.


Date: July 26, 2000                  By: /s/ Charles E. Bradley
                                        -----------------------
                                             Charles E. Bradley
                                             Chairman of the Board of Directors








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                             EXHIBIT INDEX
                             -------------

NO.                                        EXHIBIT
---                                        -------

99.1        Portions of Operating Report for the month ended January 31, 2000

99.2        Portions of Operating Report for the month ended February 29, 2000

99.3        Portions of Operating Report for the month ended March 31, 2000

99.4        Portions of Operating Report for the month ended April 30, 2000

99.5        Portions of Operating Report for the month ended May 31, 2000

99.6 Asset Purchase Agreement dated as of June 8, 2000 by and between the Company and KPS Special Situations Fund LP.

99.7 Notice of Debtor's Motion for an Order (A) Authorizing the Sale of Substantially All of Its Assets Free and Clear of Liens, Claims, Encumbrances and Interests and (B) Authorizing Assumption and Assignment of Certain Contracts and Leases and Rejection of Others, and Hearing Thereon






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